UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2024 (November 25, 2024)

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Fifth Avenue, 4th Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 913-9058
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement
Effective on November 25, 2024, Compass, Inc. (“Compass” or the “Company”), Compass Brokerage, LLC, Company Merger Sub, LLC, At World Properties Holdings, LLC, known as @properties Christie’s International Real Estate (“Christie’s International Real Estate”), At World Properties Principals Blocker, Inc. (“Principals Blocker”), At World Properties IX Blocker, Inc. (“IX Blocker”), IX Blocker Merger Sub, Inc., Principals Blocker Merger Sub, Inc., and Quad-C LLC, as seller representative, entered into an agreement and plan of merger (the “Merger Agreement”). The board of directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby (the “Transactions”).
Merger Structure
Pursuant to the Merger Agreement, at the closing of the Transactions (the “Closing”), the Company will acquire all of the issued and outstanding equity securities of each of Principals Blocker, IX Blocker and Christie’s International Real Estate and each of Principals Blocker, IX Blocker and Christie’s International Real Estate will become a wholly-owned subsidiary of the Company.
Merger Consideration
The aggregate consideration (“Total Consideration”) payable pursuant to the Merger Agreement will consist of (i) $150 million (the “Cash Consideration”) payable in cash at the Closing, subject to certain customary purchase price adjustments and (ii) 44,136,191 shares of the Company’s Class A common stock (the “Share Consideration”) to be issued as soon as reasonably practicable after the one year anniversary of the Closing. The Share Consideration is subject to further adjustment if the value of the Share Consideration on the 366th day following the Closing, determined using the price per share equal to the volume-weighted average price of the Company’s Class A common stock for the 10-trading day period ending on the 366th day following the Closing (the “Post-Closing Share Price”), is (i) greater than $344 million, in which case the Share Consideration will be reduced by a number of shares in an aggregate amount of up to $50 million (determined using the Post-Closing Share Price) or (ii) less than $344 million, in which case the Share Consideration will be increased by a number of shares in an aggregate amount of up to $50 million (determined using the greater of $6.6612 and the Post-Closing Share Price).
Closing Conditions
Consummation of the Transactions is subject to customary closing conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), (ii) the absence of any law or governmental order prohibiting or making illegal the consummation of the Transactions, (iii) the accuracy of the representations and warranties of the other party (subject to materiality qualifiers), (iv) the other party’s performance in all material respects of its obligations contained in the Merger Agreement and (v) only with respect to the Company’s obligations to consummate the transaction, no Material Adverse Effect (as defined in the Merger Agreement) having occurred since the execution of the Merger Agreement.
Representations, Warranties and Covenants
The Merger Agreement contains customary representations and warranties (subject to customary materiality qualifiers) and customary covenants, including, among others, Christie’s International Real Estate’s covenant related to using reasonable best efforts to conduct its business in the ordinary course of business in all material respects and a covenant that the parties will use their reasonable best efforts to consummate the Transactions.
Termination Rights
The Merger Agreement also provides for customary termination rights for both parties, including, among other things, the ability of either the Company or Christie’s International Real Estate to terminate the Merger Agreement if the Transactions have not been consummated on or before May 25, 2025, subject to up to three automatic three-month extensions under certain specified circumstances (the “Outside Date”). In the event that the Merger Agreement is terminated due to a failure to consummate the Transactions prior to the Outside Date because of an inability to obtain the necessary HSR approvals or due to the entry of a final, non-appealable antitrust law or order permanently prohibiting or making illegal the consummation of the Transactions, the Company may be required to pay Christie’s International Real Estate a termination fee of $22.25 million.
The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement and the description above have been disclosed to provide investors and stockholders with information regarding the terms of the Transactions. It is not intended to provide any other factual information about the parties. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to, and solely for the benefit of, each other and may apply contractual standards of materiality that are different from materiality under applicable securities laws. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the parties delivered in connection with signing of the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement, are modified in important part by the underlying disclosure schedules and qualified as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Shareholder Rights Agreement
The Merger Agreement requires the Company to enter into the form of the Shareholder Rights Agreement with certain equityholders of the seller parties, which grants those equityholders customary registration rights and a board observer right after the Closing so long as they would hold at least five percent of the Company’s total outstanding shares, as described therein.
The foregoing description of the Shareholder Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Shareholder Rights Agreement, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 with respect to shares of the Company’s Class A common stock that will be issued in connection with the Transactions. The shares will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act as a sale by the Company not involving any public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the shares will be an isolated private transaction by the Company that will not involve a public offering, (b) there was a limited number of recipients and (c) representations from the recipients to support such exemption, including with respect to their status as an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act).

Item 7.01.	Regulation FD Disclosure.
On December 2, 2024, the Company issued a press release announcing the signing of the Merger Agreement and an investor presentation related to the Transactions. The press release and corporate presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.
The Company also announced that it will host a conference call to discuss the Transactions at 5:00 p.m. ET on December 2, 2024. A live webcast of the call will be available on the Company’s Investor Relations website at https://investors.compass.com. A replay of the webcast will be available after its completion for 90 days following the call.
The information furnished with this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Statements Regarding Forward Looking Statements
This Current Report on Form 8-K includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the proposed transaction, expected timeline, our expected future performance, including expected financial results, and our expectations for operational achievements and synergies after the closing of the proposed transaction. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this Current Report on Form 8-K, and are subject to risks and uncertainties, including but not limited to: our ability to consummate the proposed transaction on the expected timeline or at all (including due to inability to obtain the necessary regulatory approvals or obtaining such approvals subject to conditions that are not anticipated), the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring us to pay a termination fee, the diversion of management time on transaction-related issues, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of @properties Christies International Real Estate to retain its key agents and personnel, unexpected costs, charges or expenses resulting from the proposed transaction, potential litigation relating to the proposed transaction that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto and other risks set forth in our annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.
More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title or Description

2.1*
Agreement and Plan of Merger, dated November 25, 2024, by and among the Company, Compass Brokerage, LLC, Company Merger Sub, LLC, At World Properties Holdings, LLC, At World Properties Principals Blocker, Inc., At World Properties IX Blocker, Inc., IX Blocker Merger Sub, Inc., Principals Blocker Merger Sub, Inc. and Quad-C LLC.

10.1	Form of Shareholder Rights Agreement, by and among, the Company and the stockholders party thereto.

99.1	Press Release, dated December 2, 2024, issued by the Company announcing the signing of the Merger Agreement.

99.2	Company’s Investor Presentation, dated December 2, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Company agrees to furnish supplementally a copy of any omitted annexes, schedules or exhibits to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS, INC.

Date: December 2, 2024	By:	/s/ Kalani Reelitz
Kalani Reelitz
Chief Financial Officer